Exhibit 10.23

SHAREHOLDER’S VOTING PROXY AGREEMENT

BETWEEN

[SHAREHOLDER]

AND

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCTS CO. LTD

June 30th 2016

SHAREHOLDERS’ VOTING PROXY AGREEMENT

This Shareholders’ Voting Proxy Agreement (the “Agreement”) is entered into as of June 30, 2016 among the following parties in Xi’an :

Party A: Shaanxi Techteam Jinong Humic Acid Products Co. Ltd

Registered Address: 3/F , Borough A ,Block A, No.181, South Tai Bai Road, Xi’an City, P.R.China

Legal Representative: Guo Ming

and

Party B: [Shareholder

In this Agreement, Party A and Party B are called collectively as the “Parties”, and each of them is called as the “Party”. Party B is called the “Grantor.”

WHEREAS,

1.              Party A is a wholly foreign-owned enterprise incorporated under the laws of the People’s Republic of China;

2.              As of the date of this Agreement, the Grantor is shareholder of [VIE Entity]   (hereinafter referred to as “[VIE Entity]”) and legally hold all of the equity interest of [VIE Entity].

3.              The Grantor desires to appoint the persons designated by Party A to exercise its shareholder’s voting rights at the shareholders’ meeting of [VIE Entity] (“Voting Rights”) and Party A is willing to designate such persons.

Therefore, the Parties hereby have reached the following agreement upon friendly consultations:

Article 1

The Grantor hereby agrees to irrevocably appoint the persons designated by Party A with the exclusive right to exercise, on his behalf, all of her Voting Rights in accordance with the laws and [VIE Entity]’s Articles of Association, including but not limited to the rights to sell or transfer all or any of her equity interests of [VIE Entity], and to appoint and elect the directors and Chairman as the authorized legal representative of [VIE Entity].

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Article 2

The persons designated by Party A shall be the full board of Party A (the “Proxy Holders”). Party A agrees that it shall maintain a board of directors with composition and members identical to the board of directors of the overseas parent company of Party A.

Article 3

Party A agrees to designate such Proxy Holders pursuant to Section 1 of this Agreement, who shall represent the Grantor to exercise her Voting Right pursuant to this Agreement.

Article 4

All Parties to this Agreement hereby acknowledge that, regardless of any change in the equity interests of [VIE Entity], the Grantor shall appoint the person designated by Party A with all Voting Rights. All Parties to this Agreement agree, The Grantor can not transfer her equity interests (the “Transferor”) of [VIE Entity] to any individual or company (other than Party A or the individuals or entities designated by Party A).

Article 5

The Grantor hereby acknowledges that she will withdraw the appointment of the persons designated by Party A if Party A change such designated person and reappoint the substituted persons designated by Party A as the new Proxy Holders to exercise her Voting Rights at the shareholder’s meeting of [VIE Entity].

Article 6

All authorizations made under this Agreement shall be conclusive and binding upon the Grantor and each and every act and thing effected by the Proxy Holders pursuant hereto shall be as good, valid and effectual as if the same had been done by the Grantor. The Grantor hereby irrevocably and unconditionally undertake at all times hereafter to ratify and confirm whatsoever the Proxy Holders shall lawfully do or cause to be done by virtue of all such authorizations conferred by this Agreement.

Article 7

The Grantor hereby irrevocably and unconditionally undertake at all times to indemnify and keep indemnified each of the Proxy Holders against any and all actions, proceedings, claims, costs, expenses and liabilities whatsoever arising from the exercise or purported exercise of any of the powers conferred or purported to be conferred by this Agreement.

Article 8

This Agreement has been duly executed by the parties’ authorized representatives as of the date first set forth above and shall become effective upon execution.

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Article 9

This Agreement shall not be terminated prior to the completion of acquisition of all of the equity interests in, or all assets or business of, [VIE Entity] by Party A;

Article 10

Any amendment and termination of this Agreement shall be in written and agreed upon by the Parties.

Article 11

The conclusion, validity, interpretation, and performance of this Agreement and the settlement of any disputes arising out of this Agreement shall be governed by the laws and regulations of the People’s Republic of China.

Article 12

The Parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each party can submit such matter to China International Economic and Trade Arbitration Commission in accordance with its rules. The arbitration award shall be final, conclusive and binding upon both Parties.

Article 13

This Agreement is executed in both Chinese and English in two copies; each Party holds one and each original copy which has the same legal effect. Both the English version and Chinese version shall have the same effect.

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IN WITNESS HEREOF, the Parties hereof have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

PARTY A: Shaanxi Techteam Jinong Humic Acid Products Co. Ltd

(Seal)

Legal Representative/Authorized Representative

(Signature):

PARTY B:

[SHAREHOLDER]

(Signature):

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